Exhibit 99.1

BOSTON OMAHA CORPORATION ANNOUNCES FULL YEAR 2017 FINANCIAL RESULTS

Omaha, Nebraska (Business Wire)	March 30, 2018

Boston Omaha Corporation (NASDAQ: BOMN) (the “Company”) announced its financial results for the fiscal year ended December 31, 2017 in connection with filing its Annual Report on Form 10-K with the Securities and Exchange Commission.

We show below summary financial data for fiscal 2017 and fiscal 2016. Our Annual Report on Form 10-K can be found at www.bostonomaha.com.

	For the Years Ended December 31,
	2017	2016
Revenues:
Billboard Rentals	$5,265,746	$3,163,534
Premiums Earned	2,031,597	155,783
Insurance Commissions	1,586,200	507,477
Investment and Other Income	130,802	16,723
Total Revenues	$9,014,345	$3,843,517

Net Loss Attributable to Common Stockholders	$(6,467,910)	$(3,173,375)
Basic and Diluted Net Loss per Share	$(0.60)	$(0.53)

	December 31,	December 31,
	2017	2016
Total Unrestricted Cash & Trading Investments (1)	$89,939,150	$29,564,975
Total Assets	153,477,084	65,652,230
Total Liabilities	5,088,411	3,462,744
Total Noncontrolling Interest	1,234,987	-
Total Stockholders’ Equity	$147,153,686	$62,189,486

Our book value per share was $10.25 at December 31, 2017, compared to $9.02 at December 31, 2016.

(1)   Trading investments is made up of short-term U.S. treasury securities.

As of December 31, 2017, we had 13,307,157 shares of Class A common stock and 1,055,560 shares of Class B common stock issued and outstanding.

As of March 30, 2018, we had 17,128,847 shares of Class A common stock and 1,055,560 shares of Class B common stock issued and outstanding.

Pursuant to the Class A Common Stock Purchase Agreement related to the issuance and sale of up to $150,000,000 of Class A common stock, which was announced on February 22, 2018, the Company expects to close the second tranche of the financing in May 2018. The remaining 3,137,768 shares are expected to be issued following expiration of any regulatory waiting period and the authorization of an increase to the number of the Company’s authorized shares of Class A common stock by the Company’s stockholders at a special meeting of stockholders scheduled to be held on May 4, 2018.

Assuming the sale of the second tranche, we expect to have 20,266,615 shares of Class A common stock and 1,055,560 shares of Class B common stock issued and outstanding and, as a result, estimated book value of over $14 per share (2).

About Boston Omaha Corporation

Boston Omaha Corporation is a public company engaged in several lines of business, including outdoor advertising and surety insurance, and also maintains investments in commercial real estate and residential homebuilding businesses.

Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including statements about our financing strategy, future operations, future financial position and results, market growth, total revenue, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company may not actually achieve the plans, intentions or expectations disclosed in the Company’s forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company make as a result of a variety of risks and uncertainties, including risks related to the Company’s estimates regarding the potential market opportunity for the Company’s current and future products and services, the Company’s expectations regarding the Company’s sales, expenses, gross margins and other results of operations, and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s public filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

(2)    Estimated book value per share does not incorporate any results for the first quarter of fiscal 2018.

Contacts:

Boston Omaha Corporation

Catherine Vaughan

617-875-8911

cathy@bostonomaha.com